EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Advantego Corporation

We consent to the use in this Registration Statement on Form S-1 of our report of independent registered public accounting firm dated March 29, 2018 on the balance sheet of Advantego Corporation as of December 31, 2017 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended.

/s/ PINNACLE ACCOUNTANCY GROUP OF UTAH, PLLC

PINNACLE ACCOUNTANCY GROUP OF UTAH, PLLC

July 31, 2018
Farmington, Utah

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Advantego Corporation

We consent to the use in this Registration Statement on Form S-1 of our report of independent registered public accounting firm dated October 26, 2017 on the balance sheet of Advantego Corporation as of December 31, 2016 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended.

/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

July 31, 2018
Farmington, Utah